As filed with the Securities and Exchange Commission on October 17, 2002.

Registration No. 333-72672

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CHEVRONTEXACO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-0890210

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

575 Market Street, San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)

TEXACO INC. STOCK INCENTIVE PLAN
EMPLOYEES THRIFT PLAN OF TEXACO INC.
TEXACO INC. DIRECTOR AND EMPLOYEE DEFERRAL PLAN
TEXACO PUERTO RICO INC. RETIREMENT SAVINGS PLAN
CHEVRONTEXACO CORPORATION EMPLOYEE SAVINGS INVESTMENT PLAN
CHEVRONTEXACO CORPORATION LONG-TERM INCENTIVE PLAN
CHEVRONTEXACO CORPORATION RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
CHEVRONTEXACO CORPORATION DEFERRED COMPENSATION PLAN FOR MANAGEMENT EMPLOYEES
EMPLOYEES SAVINGS PLAN OF CHEVRONTEXACO GLOBAL ENERGY INC.
EMPLOYEES THRIFT PLAN OF FUEL AND MARINE MARKETING LLC

(Full title of the plan)

Copy to:
Lydia I. Beebe ChevronTexaco Corporation 575 Market Street San Francisco, CA 94105 (415) 894-7700	Terry M. Kee Pillsbury Winthrop LLP 50 Fremont Street San Francisco, CA 94105 (415) 983-1000

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed		Amount of
Securities To	To Be	Offering Price	Maximum Aggregate		Registration
Be Registered	Registered	per Share	Offering Price		Fee (8)

Common Stock
par value $0.75 per share	77,961,963 (1)	$88.5 (2)	$6,899,633,725	(2)	N/A (3)

Common Stock
par value $0.75 per share	2,542,373 (4)	$88.5 (2)	$225,000,010	(2)	N/A

Rights to purchase preferred stock (5)	N/A	N/A	N/A		N/A

Deferred Compensation Obligations (6)	$545,477,354	100%	$545,477,354	(7)	N/A

Total Registration Fee	N/A	N/A	N/A		N/A

(1)	The 77,961,963 shares of common stock, par value $0.75 per share of ChevronTexaco Corporation (the “Common Stock”), stated above consists of the aggregate number of shares that were authorized to be sold pursuant to the Registration Statement on Form S-8 (File No. 333-72672) as amended by the Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the Registration Statement as amended is referred to herein as the “Registration Statement”) under the following plans: the Texaco Inc. Stock Incentive Plan, the Employees Thrift Plan of Texaco Inc., the Texaco Puerto Rico Inc. Retirement Savings Plan, the ChevronTexaco Corporation Employee Savings Investment Plan, the ChevronTexaco Corporation Restricted Stock Plan for Non-Employee Directors, the Employees Savings Plan of ChevronTexaco Global Energy Inc., the Employees Thrift Plan of Fuel and Marine Marketing LLC and the ChevronTexaco Corporation Long-Term Incentive Plan. Effective July 1, 2002, the Employees Thrift Plan of Texaco Inc., the Employees Savings Plan of ChevronTexaco Global Energy Inc. and the Employees Thrift Plan of Fuel and Marine Marketing LLC merged into the ChevronTexaco Corporation Employee Savings Investment Plan. (See Explanatory Note).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) on the basis of the average of the high and low prices as reported on the New York Stock Exchange on October 30, 2001.

(3)	Pursuant to Rule 416(c), the Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Employees Thrift Plan of Texaco Inc., the Texaco Puerto Rico Inc. Retirement Savings Plan, the ChevronTexaco Corporation Employee Savings Investment Plan, the Employees Savings Plan of ChevronTexaco Global Energy Inc., and the Employees Thrift Plan of Fuel and Marine Marketing LLC. Effective July 1, 2002, the Employees Thrift Plan of Texaco Inc., the Employees Savings Plan of ChevronTexaco Global Energy Inc. and the Employees Thrift Plan of Fuel and Marine Marketing LLC merged into the ChevronTexaco Corporation Employee Savings Investment Plan. (See Explanatory Note).

(4)	2,542,373 shares of Common Stock were also registered under the Registration Statement, which includes those shares attributable to the Deferred Compensation Obligations under the ChevronTexaco Corporation

Deferred Compensation Plan for Management Employees which can be fulfilled in certain circumstances either in cash or in shares of Common Stock. Pursuant to Rule 457(i), the registration fees paid did not include these 2,542,373 shares of Common Stock.

(5)	Associated with the Common Stock are Rights to purchase Preferred Stock that are or will be attached to, and represented by the certificates issued for, the Common Stock (which Preferred Stock Purchase Rights have no market value independent of the Common Stock to which they are attached).

(6)	The $545,477,354 of Deferred Compensation Obligations stated above includes the aggregate value authorized to be sold pursuant to the Registration Statement of unsecured obligations of ChevronTexaco Corporation to pay deferred compensation in the future in accordance with the terms of the Texaco Inc. Director and Employee Deferral Plan and the ChevronTexaco Corporation Deferred Compensation Plan for Management Employees.

(7)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee.

(8)	Fees previously paid.

This Post-Effective Amendment No. 2 to the Registration Statement shall become effective upon filing in accordance with Rule 464 under the Securities Act of 1933.

Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS

EXPLANATORY NOTE

ChevronTexaco Corporation, a Delaware corporation (the “Registrant”), filed a Registration Statement on Form S-8 (File No. 333-72672) on November 1, 2001 and a Post-Effective Amendment No. 1 to Form S-8 Registration Statement on June 21, 2002 (the Registration Statement as amended is referred to herein as the “Registration Statement”).

The Registrant hereby amends the Registration Statement by filing this Post-Effective Amendment No. 2 to reflect the merger of certain employee benefit plans covered by this Registration Statement. Effective July 1, 2002, the Employees Thrift Plan of Texaco Inc., the Employees Savings Plan of ChevronTexaco Global Energy Inc. and the Employees Thrift Plan of Fuel and Marine Marketing LLC merged into the ChevronTexaco Corporation Employee Savings Investment Plan. This Post-Effective Amendment No. 2 also amends and restates certain footnotes to the registration fee table to reflect the merger of these plans.

This Post-Effective Amendment affects only those provisions of the Registration Statement specifically restated herein; all other provisions of the Registration Statement remain unchanged.

Item 8. Exhibits

Exhibit
Number	Exhibit

4.1	Rights Agreement dated as of November 23, 1998, between Chevron Corporation and ChaseMellon Shareholders Services L.L.C., as Rights Agent, filed as Exhibit 4.1 to Registrant’s Registration Statement on Form 8-A dated November 23, 1998, and incorporated herein by reference.

4.2	Amendment No. 1 to Rights Agreement dated as of October 15, 2000, between Chevron Corporation and ChaseMellon Shareholder Services L.L.C., as Rights Agent, filed as Exhibit 4.2 to Registrant’s Registration Statement on Form 8-A/A dated December 7, 2000, and incorporated herein by reference.

5.1	Opinion regarding legality of securities to be offered.*

23.1	Consent of PricewaterhouseCoopers LLP, Independent Auditors.*

23.3	Consent of Mitchell & Titus LLP, Independent Auditors.*

23.4	Consent of Morris, Davis & Chan LLP, Independent Auditors.*

23.5	Consent of KPMG, Independent Auditors.*

23.6	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).*

24.1 to 24.13	Powers of Attorney for directors and certain officers of Registrant, authorizing the
24.16 to 24.18	signing of the Registration Statement on Form S-8 and amendments thereto on their behalf.*

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on October 10, 2002.

CHEVRONTEXACO CORPORATION

By	DAVID J. O’REILLY*

David J. O’Reilly Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the 10th day of October, 2002.

Principal Executive Officers (and Directors)	Directors

DAVID J. O’REILLY*	SAMUEL H. ARMACOST*

David J. O’Reilly, Chairman of the Board and Chief Executive Officer	Samuel H. Armacost

PETER J. ROBERTSON*	ROBERT J. EATON*

Peter J. Robertson, Vice-Chairman of the Board	Robert J. Eaton

SAM GINN*

Sam Ginn

Principal Financial Officer	CARLA A. HILLS* Carla A. Hills

JOHN S. WATSON*	FRANKLYN G. JENIFER*

John S. Watson, Vice-President and Chief Financial Officer	Franklyn G. Jenifer

Principal Accounting Officer	J. BENNETT JOHNSTON* J. Bennett Johnston

STEPHEN J. CROWE*	SAM NUNN*

Stephen J. Crowe, Vice-President and Comptroller	Sam Nunn

CHARLES R. SHOEMATE*

Charles R. Shoemate

FRANK A. SHRONTZ*

Frank A. Shrontz

*By
/s/ Lydia I. Beebe	THOMAS A. VANDERSLICE*

Lydia I. Beebe, Attorney-in-Fact	Thomas A. Vanderslice

CARL WARE*

Carl Ware

JOHN A. YOUNG*

John A. Young

     Pursuant to the requirements of the Securities Act of 1933, the Administrator of the ChevronTexaco Corporation Employee Savings Investment Plan has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on the 10th day of October, 2002.

CHEVRONTEXACO CORPORATION EMPLOYEE SAVINGS INVESTMENT PLAN

By	/s/ Lydia I. Beebe

ChevronTexaco Corporation, Plan Administrator By Lydia I. Beebe, Secretary ChevronTexaco Corporation

     Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Texaco Puerto Rico, Inc. Retirement Savings Plan has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Guaynabo, Commonwealth of Puerto Rico, on the 23rd day of August 2002.

TEXACO PUERTO RICO INC. RETIREMENT SAVINGS PLAN

By	/s/ Eric N. Nelson

Eric N. Nelson Administrator of the Texaco Puerto Rico Inc. Retirement Savings Plan

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

4.1	Rights Agreement dated as of November 23, 1998, between Chevron Corporation and ChaseMellon Shareholders Services L.L.C., as Rights Agent, filed as Exhibit 4.1 to Registrant’s Registration Statement on Form 8-A dated November 23, 1998, and incorporated herein by reference.

4.2	Amendment No. 1 to Rights Agreement dated as of October 15, 2000, between Chevron Corporation and ChaseMellon Shareholder Services L.L.C., as Rights Agent, filed as Exhibit 4.2 to Registrant’s Registration Statement on Form 8-A/A dated December 7, 2000, and incorporated herein by reference.

5.1	Opinion regarding legality of securities to be offered.*

23.1	Consent of PricewaterhouseCoopers LLP, Independent Auditors.*

23.3	Consent of Mitchell & Titus LLP, Independent Auditors.*

23.4	Consent of Morris, Davis & Chan LLP, Independent Auditors.*

23.5	Consent of KPMG, Independent Auditors.*

23.6	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).*

24.1 to 24.13	Powers of Attorney for directors and certain officers of Registrant, authorizing the
24.16 to 24.18	signing of the Registration Statement on Form S-8 and amendments thereto on their behalf.*

*	Previously filed as part of the Registration Statement.